Exhibit 3.2

INLAND REAL ESTATE CORPORATION

ARTICLES SUPPLEMENTARY

INLAND REAL ESTATE CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article VI, Section 4 of the Fourth Articles of Amendment and Restatement of the Corporation (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”), the Board has duly classified and designated 2,100,000 authorized but unissued shares of preferred stock, $0.01 par value per share, of the Corporation as 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Corporation (“Series A Preferred Stock”), having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock set forth in the Charter.

SECOND:  The Series A Preferred Stock has been classified and designated by the Board under the authority contained in the Charter. After giving effect to the classification and designation of the Series A Preferred Stock set forth herein, the total number of shares of Series A Preferred Stock that the Corporation has authority to issue is 4,400,000 shares.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH:  These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, INLAND REAL ESTATE CORPORATION has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President, General Counsel and Secretary, and attested by its Executive Vice President and Chief Financial Officer, on February 29, 2012.

ATTEST:		INLAND REAL ESTATE CORPORATION

By:	/s/ Brett A. Brown	By:	/s/ Beth S. Brooks
	Brett A. Brown		Beth S. Brooks
	Executive Vice President and Chief Financial Officer		Senior Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO ARTICLES SUPPLEMENTARY]